CONVERTIBLE NOTE

LINCOLN GOLD CORP.
a Nevada corporation

FOR VALUE RECEIVED, LINCOLN GOLD CORP. a Nevada corporation ("Borrower"), hereby promises to pay to Alexander Holtermann ("Holder"), the principal amount of Two Hundred Thousand ($200,000) Dollars, on the terms and subject to the conditions specified in this Convertible Note.

The securities evidenced, represented and contemplated by the provisions of this Convertible Note have not been registered pursuant to the provisions of the Securities Act of 1933 ("Act") or any state securities laws and may not be resold, assigned, pledged, hypothecated or otherwise transferred until (1) Borrower has received from counsel an opinion satisfactory to Borrower that such transfer can be made without compliance with the registration provisions of the Act, or (2) a registration statement filed by Borrower is declared effective or (3) any and all action necessary to perfect an exemption is completed.

ARTICLE ONE
INTEREST, TERMS OF PAYMENT, PREPAYMENT

1.1 Currency. All amounts specified by the provisions of this Convertible Note are in United States Dollars. The securities contemplated by the provisions of this Convertible Note have not been registered pursuant to the provisions of the Securities Act of 1933, as amended ("Act"), or any securities laws and may not be resold, transferred, pledged, hypothecated or otherwise assigned until (i) the Borrower has received from counsel an opinion satisfactory to the Borrower that such transfer can be made without compliance with the registration provisions of the Act, (ii) the Borrower and the Holder shall have complied with Rule 144 promulgated pursuant to the provisions of the Act, or (iii) a Registration Statement relating to those securities filed by the Borrower is declared effective by the Securities and Exchange Commission.

1.2 Interest. This Convertible Note shall bear interest at 10% per annum, compounded monthly, payable annually.

1.3 Principal. The principal amount and second year’s interest evidenced by the provisions of this Convertible Note shall be payable in a single payment two years from the date of advancement of funds under this Convertible Note.

1.4 Prepayment. The indebtedness evidenced by the provisions of this Convertible Note shall be subject to prepayment, at the option of the Borrower, in whole or in part, at any time prior to maturity, subject to the Holder receiving thirty (30) days notice of the Borrower’s intention to prepay and the right of the Holder to convert during the Notice Period.

ARTICLE TWO
CONVERSION AND PURCHASE RIGHTS

2.1 Conversion. Holder shall have the right from and at any time while any amount is outstanding under this Convertible Note, to convert any portion of the principal indebtedness outstanding into fully paid and nonassessable shares of no par value voting common stock of Borrower ("Common Stock"), on the terms and subject to the conditions specified by the provisions of this Article Two.

Upon the surrender of this Convertible Note, accompanied by Holder's written request for conversion as provided for in Section 2.3 of this Convertible Note, Borrower shall within ten (10) days issue and deliver to Holder certificates evidencing the appropriate number of shares of Common Stock. If only a portion of such principal is converted, Borrower shall deliver to Holder a certificate for the proper number of shares of Common Stock for the portion of that principal indebtedness converted and a new Convertible Note in the form hereof for the unconverted balance of the principal indebtedness evidenced by the provisions of this Convertible Note.

2.2 Conversion Price. The conversion price to Common Stock of the indebtedness ("Conversion Price") shall be $0.40 per share.

2.3 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon any conversion of the principal indebtedness evidenced by the provisions of this Convertible Note. In lieu of any fractional shares to which Holder would otherwise be entitled, Borrower shall pay Holder cash in the amount equal to the Conversion Price for such fractional shares. Before Holder shall be entitled to convert the indebtedness evidenced by the provisions of this Convertible Note into shares of Common Stock and to receive certificates therefor, Holder shall surrender the original copy of this Convertible Note, duly endorsed and cancelled, at the office of Borrower, and shall give at least ten (10) days written notice to Borrower at such office that Holder elects to so convert the principal indebtedness evidenced by the provisions of this Convertible Note.

2.4 Adjustment of Conversion Terms.

        (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when the Notes are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price share be proportionately increased.

        (ii) Adjustment Due to Merger, Consolidation, Etc. If at any time when the Notes are issued and outstanding, there shall be any merger, amalgamation, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the company or another entity, then the Holders of the Notes shall thereafter have the right to receive upon conversion of the Notes, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock and/or securities which the Holder would have been entitled to receive in such transaction had the Notes been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holders of the Notes to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of Conversion Securities issuable upon conversion of the Notes) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

2.5 Cash Distributions. No adjustment because of cash dividends or interest on Common Stock or other securities purchasable pursuant to the provisions of this Convertible Note will be made to the Conversion Price.

2.6 Corporate Authority. Borrower covenants that its issuance of this Convertible Note shall constitute full authority to Borrower's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock no later than ten (10) days after receipt of Holder’s written notice to convert the principal indebtedness evidenced by the provisions of this Convertible Note.

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

3.1 Existence and Rights. Borrower is a corporation duly, organized and existing pursuant to the laws of the State of Nevada without limit as to the duration of its existence; Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the corporate power and adequate authority to issue this Convertible Note.

3.2 Convertible Note Authorized. The execution and delivery of this Convertible Note and the performance of the provisions of this Convertible Note are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's Articles of Incorporation or Bylaws and it is duly authorized and does not require the consent or approval of any governmental body or other authority; and this Convertible Note is the valid, binding and legally enforceable obligation of Borrower in accordance with the terms herein.

3.3 No Conflict. The execution, delivery and performance of this Convertible Note are not in contravention of or conflict with any agreement, indenture or undertaking to which Borrower is a party or by which Borrower or any of Borrower's property may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

3.4 Litigation. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

ARTICLE FOUR
BORROWER'S COVENANTS

Borrower agrees that until the indebtedness evidenced by the provisions of this Convertible Note is paid in full, Borrower will:

4.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption.

4.2 Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and on a consistent basis.

4.3 Conduct of Business. Conduct the business of Borrower in accordance with all applicable provisions of law.

ARTICLE FIVE
EVENTS OF DEFAULT

The occurrence of any of the following events of default shall, at the option of Holder, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, all of which hereby are expressly waived:

5.1 Failure to Pay Principal. Failure to pay any installment of principal or interest evidenced by the provisions of this Convertible Note when due and continuance thereof for a period of thirty (30) days after written notice to Borrower from Holder.

5.2 Insolvency, Receiver or Trustee. Borrower shall become insolvent or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed.

5.3 Bankruptcy. Bankruptcy, insolvency or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower.

ARTICLE SIX
REGISTRATION

6.1 Investment Representation. Holder hereby represents and warrants that Holder has acquired this Convertible Note for purpose of investment and with no present intent to sell or distribute the same. In the event Holder exercises the conversion right specified by the provisions of this Convertible Note, any securities of Borrower so acquired will be with the same investment intent.

6.2 The Holder acknowledges that the Borrower has not agreed to register, or to grant to the Holder any registration rights in respect of, the securities represented and contemplated by this Convertible Note.

6.3 Restriction on Transfer. Holder shall not transfer any Securities until Holder has first given written notice to Borrower describing briefly the manner of any such proposed transfer and until (i) Borrower has received from counsel an opinion satisfactory to Borrower that such transfer can be made without compliance with the registration provisions of the Act or (ii) a Registration Statement filed by Borrower is declared effective or (iii) any and all action necessary to perfect an exemption is completed.

ARTICLE SEVEN
REGISTRATION OF TRANSFER

7.1 Register. Borrower shall maintain a register for the recordation of transfers of this Convertible Note, which, subject to paragraph 6.3 shall be transferable in whole or in part. Upon presentation by Holder and surrender of this Convertible Note, Borrower shall register such transfer and issue a new Convertible Note or Convertible Notes of similar aggregate principal amount and bearing the same date.

7.2 Lost or Destroyed Convertible Notes. Upon receipt by Borrower at its principal office of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Convertible Note,

and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to Borrower or, in case of any such mutilation, upon surrender and cancellation of this Convertible Note, Borrower will issue a new Convertible Note of similar tenor in lieu of this Convertible Note.

ARTICLE EIGHT
MISCELLANEOUS

8.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery hereof.

8.2 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.3 Severability. The invalidity or unenforceability of any provision of this Convertible Note shall not affect the other provisions, and this Convertible Note shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

8.4 Rights of Others. Except as expressly provided, nothing expressed or implied in this Convertible Note is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties to this Convertible Note, or other persons who become bound by the terms of this Convertible Note, any rights or remedies under or by reason of any term, provision, condition, or agreement contained in this Convertible Note; provided, however, that it is expressly understood and agreed that the provisions, terms and conditions of this Convertible Note shall be binding upon and shall inure to the benefit of and shall be enforceable by Borrower, Borrower’s shareholders or beneficiaries or the estate of any deceased shareholder and the successors or assigns of Borrower.

8.5 Execution in Counterparts. This Convertible Note may be executed in one (1) or more counterparts, each of which may be executed by one (1) or more of the parties to this Convertible Note, with the same force and effect as though all of the parties who executed such counterparts had executed one (1) instrument.

8.6 Governing Law. This Convertible Note shall be construed and interpreted according to Nevada law. The laws of other states shall be disregarded notwithstanding any conflict of law or choice of law, rules or principles that might be operative in the absence of this provision. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Convertible Note shall be litigated in courts having situs within the County of Clark, State of Nevada. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Convertible Note shall be commenced or prosecuted in any jurisdiction other than the State of Nevada, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of Nevada and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

8.7 Further Assurances. The parties hereto agree to cooperate fully in the execution, acknowledgment and delivery of all instruments, pleadings and other papers and to take such other action as may be necessary to further carry out and fully accomplish the intent and purpose of this Convertible Note.

8.8 Entire Agreement. This instrument contains the entire understanding and agreement among the parties concerning the subject matter of this Convertible Note, and this Convertible Note supersedes and merges herein all prior and contemporaneous understandings, agreements, covenants, negotiations and representations concerning the subject matter of this Convertible Note.

8.9 Amendments. This Convertible Note may not be altered or amended except in writing signed by Holder and by Borrower at the time of the alteration or amendment.

8.10 Waiver. Any party’s failure to insist on compliance or enforcement of any provision of this Convertible Note shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Convertible Note.

8.11 Number and Gender. Wherever in this Convertible Note a singular word appears, it shall also include the plural wherever required by the context, and vice versa. Wherever in this Convertible Note a masculine, feminine or neutral pronoun appears, it shall also include each other gender wherever required by the context.

8.12 Captions. The captions provided in this Convertible Note for the Articles, Sections and subsections are provided solely for the purpose of convenience of reference, and the captions shall not be used to limit or construe the meaning of the terms of this Convertible Note.

8.13 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by mail and shall be deemed to have been given when deposited in the mail, registered, with postage prepaid and properly addressed.

8.14 Amendment Provision. The term "Convertible Note" or "this Convertible Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or if later amended or supplemented, then, as so amended or supplemented.

8.15 Assignability. This Convertible Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns.

8.16 Maximum Interest Rate. Notwithstanding the foregoing, the maximum total compensation that Holder shall be entitled to receive hereunder shall not exceed the maximum rate permitted under applicable law.

IN WITNESS WHEREOF, Borrower has caused this Convertible Note to be signed in their names by their duly authorized representative on the date specified.

Dated:	January 28, 2004	BORROWER:

LINCOLN GOLD CORP.,
a Nevada corporation

By: /s/ Andrew Milligan
Its Duly Authorized Officer